UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 17, 2023 (January 5, 2023)

MARIZYME, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53223	82-5464863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

555 Heritage Drive, Suite 205, Jupiter, Florida	33458
(Address of principal executive offices)	(Zip Code)

(561) 935-9955
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Not applicable.

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in its Current Report on Form 8-K filed on December 27, 2021 (the “December 2021 8-K”), its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2021 filed on August 23, 2021, as amended on November 22, 2021 (the “June 2021 10-Q”), its Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2021 filed on November 22, 2021 (the “September 2021 10-Q”), its Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022 (the “March 2022 10-Q”), its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2022 (the “June 2022 10-Q”), in May 2021, Marizyme, Inc. (the “Company”) entered into a placement agency agreement with Univest Securities, LLC (“Univest”), as placement agent, to conduct a private placement of secured convertible promissory notes together with two classes of warrants to purchase shares of common stock, par value $0.001 per share (the “Common Stock”), directly to one or more investors through Univest, as placement agent. On May 27, 2021, in connection with the private placement, the Company entered into a unit purchase agreement with several investors, under which it agreed to offer, in one or more closings, units at a price per unit of $2.50, comprised of, (i) a 10% secured convertible promissory note, with principal and accrued interest convertible into Common Stock at an initial price per share of $2.50, subject to adjustment, maturing in two years; (ii) a warrant to purchase a share of Common Stock (the “Class A Warrants”), at a price per share of the lower of (i) $3.13 per share of Common Stock, or (ii) the lesser of (a) 75% of the cash price per share to be paid by the purchasers in an equity financing with a gross aggregate amount of securities sold of not less than $10,000,000 (a “qualified financing”), provided that the Company is listed on a trading market that is a senior exchange such as The Nasdaq Stock Market LLC (“Nasdaq”) or the New York Stock Exchange (“NYSE”) at the time of such financing, and (b) $2.50, subject to adjustment; and (iii) a Class B Common Stock Purchase Warrant to purchase one share of Common Stock (the “Class B Warrants”), with an exercise price of $5.00 per share, subject to adjustment (such private placement and as subsequently modified, the “Units Private Placement”). The share amounts and per-share dollar amounts disclosed in this Item 1.01 do not give effect to any reverse stock splits or forward stock splits of the authorized and issued and outstanding shares of Common Stock. See Item 3.03 of this report for related discussion of certain stock splits and their general effects on share amounts and per-share dollar amounts.

As reported in the June 2021 10-Q, from May 2021 to July 2021, the Company sold units in the Units Private Placement for aggregate gross proceeds of $1,174,945.

As reported in the September 2021 10-Q in Note 9 to the financial statements contained therein, as of November 29, 2021, the Company and the existing unit holders agreed that (i) the price per unit for subsequent sales of units in the Units Private Placement would be reduced from $2.50 per unit to $2.25 per unit, (ii) the conversion price of the outstanding and subsequent convertible notes would be reduced from $2.50 per share to $2.25 per share, (iii) all outstanding Class A Warrants and Class B Warrants would be cancelled and replaced with Class C Common Stock Purchase Warrants (“Class C Warrants”), allowing the purchase of the same total amount of shares as had been provided for under the cancelled warrants, and (iv) future units would be comprised of the modified convertible notes and Class C Warrants for the purchase of two shares per unit at the warrants’ exercise price. As modified, the Convertible Notes provided that in the event the Company consummates a qualified financing, and provided that the Company is listed on a trading market that is a senior exchange such as Nasdaq or the NYSE and the shares into which the convertible notes may be converted may be issued or resold under an effective registration statement, then all outstanding principal, together with all unpaid accrued interest, under the convertible notes, would automatically convert into shares of Common Stock at the lesser of (i) 75% of the cash price per share paid in the qualified financing and the otherwise applicable conversion price. In addition, if at any time following the sixty (60) day anniversary of the final closing date or termination of this private placement, and provided there is an effective registration statement permitting the issuance or resale of the shares of Common Stock into which the convertible notes may be converted, if (A) the Common Stock is listed on a senior national securities exchange, (B) the daily volume-weighted average price for the prior twenty (20) consecutive trading days is $6.00 or more (adjusted for splits and similar distributions) and (C) the daily trading volume is at least $1,000,000 during such twenty (20)-day period, then the Company would have the right to require the convertible notes to convert all or any portion of the principal and accrued interest then remaining under the note into shares of Common Stock at the above conversion price in effect on the mandatory conversion date. The Class C Warrants have an exercise price equal to the lower of (i) $2.25 per share, subject to adjustment, or (ii) 75% of the cash price per share paid by the purchasers in a qualified financing. As a result of these changes, the Company cancelled and exchanged an aggregate of $1,225,115 of principal and interest under the outstanding convertible notes for modified convertible notes in the aggregate principal amount of $1,225,115, convertible into 544,492 shares of Common Stock, plus additional shares based on accrued interest, and issued, in exchange for the Class A Warrants and Class B Warrants, Class C Warrants for the purchase of approximately 1,088,991 shares of Common Stock at $2.25 per share.

As reported in the December 2021 8-K, on December 2, 2021, the Company sold units in the Units Private Placement for aggregate gross proceeds of $222,500.

2

As reported in the December 2021 8-K, on December 21, 2021, under certain Exchange Agreements (collectively, the “November Exchange Agreements”), the Company and the existing unit holders agreed that (i) the price per unit for subsequent sales of units in the Units Private Placement would be reduced from $2.25 per unit to $1.75 per unit, (ii) the conversion price of the outstanding and subsequent convertible notes (the “Convertible Notes”), would be reduced from $2.25 per share to $1.75 per share, and (iii) all outstanding Class C Warrants would be cancelled and replaced with new Class C Warrants with substantially the same terms as the previous Class C Warrants. The Convertible Notes and Class C Warrants were also modified in this and subsequent closings to provide that a lower price per share, or more favorable terms, respectively, under subsequent equity issuances, not including qualified financings and certain other exempt issuances, will be applicable to the conversion or exercise rights under the Convertible Notes and Class C Warrants, respectively. As a result of these changes, the Company cancelled and exchanged an aggregate of $1,456,039 of principal and interest under the outstanding convertible notes for new Convertible Notes in the aggregate principal amount of $1,456,039, convertible into 832,018 shares of Common Stock, plus additional shares based on accrued interest, maturing on December 21, 2023, and issued, in exchange for the previous Class C Warrants, Class C Warrants for the purchase of 1,664,045 shares of Common Stock at $2.25 per share.

As reported in the December 2021 8-K, under a modified form of Unit Purchase Agreement (the “Unit Purchase Agreement”), on December 21, 2021, the Company issued and sold to one new investor units consisting of a Convertible Note in the principal amount of $6,000,000, convertible into 3,428,571 shares of Common Stock, plus additional shares based on accrued interest, and a Class C Warrant for the purchase of 6,857,142 shares of Common Stock at $2.25 per share, for gross payments of $6,000,000, of which the Company received $5,402,200 after placement agent fees. This investor also agreed to purchase an additional $2,000,000 of the units upon the Company’s filing of a registration statement on Form S-1 and a further $2,000,000 of units upon the Company’s responding in a satisfactory manner to the initial round of comments of the Securities and Exchange Commission (“SEC”). Although a registration statement on Form S-1 was initially filed on February 14, 2022, and on February 22, 2022, the Division of Corporation Finance, Office of Life Sciences of the SEC issued a letter stating that there would be no review of the registration statement and therefore no comments, the investor has not invested any additional amounts. The Company and Univest, as placement agent for this private placement, have determined that the final closing under this private placement has occurred, as described further below, and in accordance with the investor’s Unit Purchase Agreement, this investor will not be permitted to invest any further amounts in that financing. In July 2022, the investor executed a Waiver relating to certain subscription rights under its Unit Purchase Agreement (the “First July 2022 Waiver”) and a Waiver and Consent waiving its conversion rights and exercise rights under its Convertible Note and Class C Warrant (the “January 2023 Waiver”).

As reported in the March 2022 10-Q, on January 24, 2022, the Company issued to two investors units consisting of Convertible Notes in the aggregate principal amount of $278,678, convertible into 159,243 shares of Common Stock, plus additional shares based on accrued interest, and Class C Warrants for the purchase of 318,490 shares of Common Stock at $2.25 per share. The units were sold in exchange for the assumption, cancellation, and conversion of principal notes of the Company’s subsidiary, My Health Logic Inc., a corporation incorporated pursuant to the laws of the Province of Alberta, Canada (“My Health Logic”).

As reported in the March 2022 10-Q, on March 24, 2022, the Company conducted an additional closing of the Units Private Placement in which the Company issued a number of investors units consisting of Convertible Notes in the aggregate principal amount of $3,389,975, convertible into 1,937,127 shares of Common Stock, plus additional shares based on accrued interest, of which the Company received $3,118,777 after placement agent fees, and Class C Warrants for the purchase of 3,874,258 shares of Common Stock at $2.25 per share. One of the investors in the March 24, 2022 closing of the Units Private Placement agreed to purchase $4 million of units, and invested $2 million. In July 2022, the investor executed a waiver of subscription rights under its March 24, 2022 Unit Purchase Agreement (the “Second July 2022 Waiver”). The Convertible Notes in this and subsequent closings were also modified to provide that upon the occurrence of a qualified financing, such Convertible Notes may be voluntarily, not automatically, convertible, at the option of the holders, at the lower of 75% of the price per equity security in such financing and the otherwise applicable conversion price. The conversion provision was also modified to remove the requirement that an effective registration statement allow for the issuance or resale of shares of Common Stock into which the convertible notes may be converted in order for the conversion price of the Convertible Notes to be subject to the reduction to 75% of the price per equity security in a qualified financing.

As reported in the June 2022 10-Q, on May 11, 2022, the Company conducted a closing of the Units Private Placement in which the Company issued a number of investors units consisting of Convertible Notes in the aggregate principal amount of $1,306,485, convertible into 746,556 shares of Common Stock, plus additional shares based on accrued interest, subject to adjustment, and Class C Warrants for the purchase of 1,493,127 shares of Common Stock at $2.25 per share, subject to adjustment.

3

As reported in the June 2022 10-Q, on June 17, 2022, the Company conducted a closing of the Units Private Placement in which the Company issued an investor units consisting of a Convertible Note in the aggregate principal amount of $500,000, convertible into 285,714 shares of Common Stock, plus additional shares based on accrued interest, subject to adjustment, and a Class C Warrant for the purchase of 571,428 shares of Common Stock at $2.25 per share, subject to adjustment.

As reported in a Current Report on Form 8-K filed on August 18, 2022 (the “August 2022 8-K”), on August 12, 2022, the Company conducted the final closing of the Units Private Placement, in which the Company issued to an investor units consisting of a Convertible Note in the aggregate principal amount of $1,500,000, convertible into 857,142 pre-stock split shares of Common Stock, plus additional shares based on accrued interest, subject to adjustment, and a Class C Warrant for the purchase of 1,714,286 pre-stock split shares of Common Stock at $2.25 per share, subject to adjustment.

As reported in the June 2021 Form 10-Q and subsequent filings, the Convertible Notes mature 24 months after the applicable closing date and accrue 10% of simple interest per annum on the outstanding principal amount. The Convertible Notes’ principal and accrued interest can be converted at any time at the option of each holder at the conversion price. The Convertible Notes are secured by a first priority security interest in all assets of the Company and are also subject to a Guarantors Security Agreement (the “Guarantors Security Agreement”) between the investors in the Units Private Placement and Marizyme Sciences, Inc., a Florida corporation and a subsidiary of the Company (“Marizyme Sciences”), Somaceutica, Inc., a Florida corporation and a subsidiary of the Company (“Somaceutica”), and Somahlution, Inc., a Delaware corporation and a subsidiary of the Company (“Somahlution”), a Guaranty of each of Marizyme Sciences, Somaceutica and Somahlution granted to the investors (the “Guaranty”), a Security Agreement between the Company and each of the investors (the “Security Agreement”), a Trademark Security Agreement between the Company and each of the investors (the “Trademark Security Agreement”), and a Patent Security Agreement between the Company and each of the investors (the “Patent Security Agreement”). The Convertible Notes and Class C Warrants have certain antidilution provisions. Under a Registration Rights Agreement with each of the investors (the “Registration Rights Agreement”), the Convertible Notes and Class C Warrants have certain registration requirements for the shares of Common Stock underlying the Convertible Notes and Class C Warrants upon the final closing under the Unit Purchase Agreement between the Company and each of the investors in the Units Private Placement, subject to lock-up agreements between the Units Private Placement investors and the representative of the underwriters for the Company’s anticipated public offering which also amount to waivers of such registration rights and agreements that such registration rights will be afforded to the investors in a registration statement subsequent to the registration statement filed in connection with such anticipated public offering.

A holder of a Convertible Note or Class C Warrant generally will not have the right to convert the Convertible Note or exercise the Class C Warrant to the extent that the holder (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding, as such percentage ownership is determined in accordance with the terms of the Convertible Note or Class C Warrant, or 9.99% if the holder becomes the beneficial owner of more than 4.99% of the outstanding shares of Common Stock not including shares of Common Stock that may otherwise be received upon conversion of the Convertible Note or exercise of the Class C Warrant. An increase of this percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to the Company. This limitation may not apply to certain antidilution provisions of the Convertible Notes and Class C Warrants, including an adjustment to the number of warrant shares that may be purchased under the Class C Warrants as a result of an applicable issuance of securities that does not constitute a “qualified financing” at more favorable terms than were provided under the Class C Warrants.

Under a Letter Agreement between the Company and Univest as placement agent for the investors in the Units Private Placement, dated January 12, 2023 (the “Letter Agreement”), the parties agreed that simultaneously with any adjustment to the exercise price under the Class C Warrants as a result of any equity issuances, not including qualified financings and certain other exempt issuances, the number of shares of Common Stock that may be purchased under the Class C Warrants will be increased such that the aggregate exercise price of such shares will be the same as the same as the aggregate exercise price in effect immediately prior to the adjustment, without regard to any limitations on exercise contained in the Class C Warrants, including the beneficial ownership limitation described above. The Letter Agreement was conditioned upon approval by the Board by January 31, 2023 and the filing of a Current Report on Form 8-K relating to the transactions and amendments contained in the Letter Agreement.

4

As reported in the December 2021 8-K, under its May 2021 placement agency agreement with Univest, the Company agreed to pay Univest a cash placement fee of 8% of units sold, $50,000 upon the receipt of $6 million from the Units Private Placement, and issue Univest, in exchange for a $100 payment by Univest, warrants to purchase a number of shares of Common Stock equal to 8% of the aggregate number of units sold in the Units Private Placement, at an exercise price per share of 100% of the price per unit. These warrants were required to be exercisable for either cash or on a cashless basis beginning on the final closing date of the Units Private Placement and for a period of five years from that date. On December 10, 2021, the Company entered into a new placement agency agreement with Univest (the “Placement Agency Agreement”), in which the Company and Univest agreed that Univest’s compensation would be changed to remove the provision for a $50,000 cash fee upon the receipt of $6 million from the Units Private Placement, to add a provision for a cash placement fee of 8% of the gross proceeds from the exercise of any Class C Warrants sold in the Units Private Placement, and to retain the previous placement agency agreement’s warrants compensation provision. The Placement Agency Agreement and form of Unit Purchase Agreement provided that up to $18 million and $17 million of units may be sold, respectively. As indicated above, as of August 12, 2022, the Company had completed the final closing of the Units Private Placement, and had issued Convertible Notes to investors in the Units Private Placement in the aggregate principal amount of $14,431,177, convertible into 8,246,371 shares of Common Stock on a pre-split basis, not including additional shares issuable upon the incurrence of interest and further adjustments provided by the terms of the Convertible Notes, and Class C Warrants that may be exercised to purchase 16,492,772 shares of Common Stock on a pre-split basis, not including the further adjustments provided by the terms of the Class C Warrants.

As reported in the August 2022 8-K, upon the final closing of the Units Private Placement, the Company was required to issue warrants to Univest, as placement agent, and its designee, to purchase an aggregate of 8.0% of the total number of units sold in the Units Private Placement for a total payment of $100. On June 26, 2022, in anticipation of the final closing of the Units Private Placement, in exchange for $100, the Company issued Univest a warrant for the purchase of 231,239 shares of Common Stock, and a warrant to Bradley Richmond, as a registered representative of Univest who is entitled to a portion of Univest’s compensation due to his employment terms, for the purchase of 347,039 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants had an exercise price equal to the conversion price of the Convertible Notes. The Placement Agent Warrants were exercisable, in whole or in part, until June 26, 2027 by payment of cash or on a cashless net exercise basis, and carried certain antidilution provisions and other exercise price adjustments that were substantially identical to equivalent provisions of the Class C Warrants.

As reported in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2022 in Note 11 to the financial statements contained therein, filed on November 14, 2022, the Corporate Financing Department (the “FINRA Staff”) of the Financial Industry Regulatory Authority, Inc. (“FINRA”) has determined that certain securities previously received by each of Univest and Mr. Richmond in connection with the following transactions with the Company constituted underwriting compensation in connection with the Company’s anticipated public offering pursuant to FINRA Rule 5110, based on the FINRA Staff’s interpretation of such rule: (a) the Units Private Placement conducted between May 2021 and August 2022, (b) the Company’s December 2021 acquisition of My Health Logic, (c) a consulting agreement that the Company entered into with Mr. Richmond in September 2020, and (d) a stock option exercisable for 273,750 shares of Common Stock on a pre-split basis received by Mr. Richmond from one of the Company’s former executives in March 2022. Consequently, each of Univest and Mr. Richmond, pursuant to a letter agreement entered into with the Company, dated October 28, 2022, addressed and submitted to the FINRA Staff (the “October 2022 Letter Agreement”), agreed to forego their applicable rights to an aggregate of 1,666,432 shares of Common Stock on a pre-split basis beneficially owned by them collectively (including shares of Common Stock and shares of Common Stock issuable upon exercise and conversion, as applicable, of warrants, convertible notes and a stock option), which were issued pursuant to the transactions listed above. Pursuant to the October 2022 Letter Agreement, the parties thereto agreed that the cancellation or disposal of the aforementioned securities shall be without recourse by either Univest or Mr. Richmond. As part of this agreement, the Placement Agent Warrants were cancelled.

The foregoing description of each of the form of the Unit Purchase Agreement, the form of the Registration Rights Agreement, the form of Guarantors Security Agreement, the form of Guaranty, the form of the Security Agreement, the form of the Trademark Security Agreement, the form of the Patent Security Agreement, the form of the Exchange Agreement, the forms of the Convertible Notes issued in December 2021, on March 24, 2022, on May 11, 2022, and on August 12, 2022, the forms of the Class C Warrants issued in December 2021, on March 24, 2022, on May 11, 2022, and on August 12, 2022, the Placement Agency Agreement, the form of the Placement Agent Warrants, the First July 2022 Waiver, the Second July 2022 Waiver, the January 2023 Waiver, and the Letter Agreement, is qualified in its entirety by reference to such documents which are filed or incorporated by reference under Item 9.01 to this report as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5, 10.6, 10.7, 10.8, 4.1, 4.3, 4.5, 4.7, 4.2, 4.4, 4.6, 4.8, 10.9, 4.9, 10.10, 10.11, 10.12, and 10.13, respectively.

5

Item 3.03 Material Modification to Rights of Security Holders.

As previously reported in the Company’s Current Report on Form 8-K filed on August 3, 2022, on August 1, 2022, the board of directors (the “Board”) of Marizyme, Inc. (the “Company”) adopted resolutions authorizing a decrease of the authorized shares of Common Stock from 75,000,000 to 18,750,000 and corresponding decrease of every four (4) shares of the Company’s issued and outstanding shares of Common Stock into one (1) share (the “First Reverse Stock Split”). In accordance with such Board approval, on August 3, 2022, the Company filed a Certificate of Change Pursuant to Nevada Revised Statutes (“NRS”) 78.209 (the “First Certificate of Change”) with the Secretary of State of the State of Nevada (the “Nevada Secretary of State”), which provided for the First Reverse Stock Split. Pursuant to NRS Section 78.209(3), the First Certificate of Change became effective at the time of the filing, 10:08 AM Pacific Time, of such filing on the same date (the “First Certificate of Change Effective Time”).

As previously reported in the Company’s Current Report on Form 8-K filed on January 5, 2023, on August 26, 2022, the Board adopted resolutions authorizing, and empowering the Company’s officers to take all such further actions as necessary, proper, or advisable to carry out, among other actions, the filing of an amendment to the Company’s Articles of Incorporation, to increase the number of authorized shares of Common Stock of the Company from 18,750,000 shares of Common Stock to 75,000,000 shares of Common Stock (the “Authorized Capital Increase”). The Board directed that the Company hold an annual meeting of stockholders on December 27, 2022 in order to submit the proposed amendment to the stockholders for approval. On December 27, 2022, the Company held its 2022 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, stockholders holding shares in the Company representing at least a majority of the voting power approved, among other matters, the Authorized Capital Increase. Accordingly, on December 30, 2022, the Company filed a Certificate of Amendment Pursuant to NRS 78.380 & 78.390 (the “Certificate of Amendment”) with the Nevada Secretary of State, which provided for the Authorized Capital Increase. Pursuant to NRS Section 78.390(6), the Certificate of Amendment became effective at the time of such filing, 11:00 AM Pacific Time, on the same date (the “Certificate of Amendment Effective Time”).

On January 3, 2023, the Board adopted resolutions authorizing a decrease of the Company’s authorized shares of Common Stock from 75,000,000 to 20,000,000 and a corresponding change of every three-and-three-quarters (3.75) shares of Common Stock to one (1) issued and outstanding share (the “Second Reverse Stock Split”) in order to effect an aggregate one (1) for fifteen (15) reverse stock split together with the First Reverse Stock Split. In accordance with such Board approval, on January 5, 2023, a Certificate of Change Pursuant to NRS 78.209 (the “Second Certificate of Change”) was filed with the Nevada Secretary of State, which provided for the Second Reverse Stock Split. Pursuant to NRS Section 78.209(3), the Second Certificate of Change became effective at the time of such filing, 1:47 PM Pacific Time, on the same date (the “Second Certificate of Change Effective Time”).

The Company submitted a request to FINRA to process and announce each of the First Reverse Stock Split and Second Reverse Stock Split on FINRA’s Daily List of issuer corporate actions in accordance with FINRA Rule 6490. In order to address FINRA’s issuer corporate action processing requirements, and as authorized by the resolutions of the Board as adopted on August 1, 2022 and January 3, 2023, on January 13, 2023, a third, fourth and fifth Certificate of Change Pursuant to NRS 78.209 was each filed by the Company with the Nevada Secretary of State. These filings provided for two forward stock splits of the authorized and issued and outstanding Common Stock at the same ratios as the First Reverse Stock Split and Second Reverse Stock Split followed by a reverse stock split at their combined ratio. These filings were made in order for the Company to amend its request for FINRA to process the First Reverse Stock Split and Second Reverse Stock Split in aggregate and to request that FINRA process a single one (1) for fifteen (15) reverse stock split (the “Consolidated Reverse Stock Split”) in accordance with FINRA’s issuer corporate action processing requirements. The third such filing (the “Third Certificate of Change”) provided for the increase of the authorized Common Stock from 20,000,000 shares to 75,000,000 shares and of every share of the authorized and issued and outstanding shares of Common Stock to three-and-three-quarters (3.75) shares (the “First Forward Stock Split”), and became effective at 4:45 PM Pacific Time on January 17, 2023 (the “Third Certificate of Change Effective Time”), pursuant to NRS Section 78.209(3). The fourth such filing (the “Fourth Certificate of Change”) provided for the increase of the authorized Common Stock from 75,000,000 shares to 300,000,000 shares and every issued and outstanding share of Common Stock to four (4) shares (the “Second Forward Stock Split”), and became effective at 5:00 PM Pacific Time on January 17, 2023 (the “Fourth Certificate of Change Effective Time”), pursuant to NRS Section 78.209(3). The fifth such filing (the “Fifth Certificate of Change”) provided for the decrease of the authorized Common Stock from 300,000,000 to 20,000,000 and corresponding change of every fifteen (15) shares of the issued and outstanding Common Stock to one (1) share, and became effective at 5:15 PM Pacific Time on January 17, 2023 (the “Fifth Certificate of Change Effective Time”), pursuant to NRS Section 78.209(3).

6

Effects of the Stock Splits and Change in Authorized Shares

Time of Adjustment; Symbol; CUSIP Number. The First Certificate of Change, the Certificate of Amendment, the Second Certificate of Change, the Third Certificate of Change, the Fourth Certificate of Change, and the Fifth Certificate of Change became effective under Nevada law at the First Certificate of Change Effective Time, the Certificate of Amendment Effective Time, the Second Certificate of Change Effective Time, the Third Certificate of Change Effective Time, the Fourth Certificate of Change Effective Time, and the Fifth Certificate of Change Effective Time, respectively. The number of shares of Common Stock held by each stockholder as recorded on the records of the Company’s transfer agent or a stockholder’s brokerage firm will not be converted to reflect the First Reverse Stock Split, the Second Reverse Stock Split, the First Forward Stock Split, or the Second Forward Stock Split. The change in authorized shares as a result of the Authorized Capital Increase will not affect the number of shares of Common Stock held by any stockholder.

The processing of the effects of the Consolidated Reverse Stock Split on the number of shares held by each stockholder according to transfer agent or brokerage firm records and the reported price of the Common Stock will occur at the time that the Consolidated Reverse Stock Split is announced by FINRA on its Daily List in accordance with FINRA Rule 6490 (the “Public Adjustment Time”), which will be subject to the listing of the Common Stock on the Nasdaq Capital Market tier of Nasdaq and completion of FINRA’s issuer corporate action processing requirements. The listing of the Common Stock on Nasdaq remains subject to approval by Nasdaq of the Company’s listing application. The outcome of these matters cannot be determined at this time. Assuming that Nasdaq approves the listing of the Common Stock, it is anticipated that the Public Adjustment Time will occur after market close on the trading date prior to the first date of trading on Nasdaq. At that time, the number of shares of Common Stock held by each stockholder as reflected in the records of the Company’s transfer agent or the stockholder’s brokerage firm records will be reduced by 1,500% to reflect the processing of the Consolidated Reverse Stock Split. At market open the following trading day, which as anticipated will be the first day that the Common Stock trades on Nasdaq, the price of the Common Stock will reflect a 1,500% increase as a result of the processing of the Consolidated Reverse Stock Split. The Common Stock will trade on Nasdaq under its current ticker symbol, “MRZM,” but will trade under a new CUSIP Number, 570372 201. The Company also intends to file a Current Report on Form 8-K reporting FINRA’s announcement of the Consolidated Reverse Stock Split and related material matters.

Split Adjustment; No Fractional Shares. At the Public Adjustment Time, the number of shares of Common Stock held by each stockholder as recorded on the records of the Company’s transfer agent or such stockholder’s brokerage firm will be converted into the number of whole shares of Common Stock equal to (i) the number of issued and outstanding shares of Common Stock held by such stockholder immediately prior to the Public Adjustment Time, divided by (ii) fifteen (15).

No fractional shares will be issued, and no cash or scrip will be paid in connection with the First Reverse Stock Split, the Second Reverse Stock Split, the First Forward Stock Split, the Second Forward Stock Split, or the Consolidated Reverse Stock Split. One whole share of Common Stock is issuable to any stockholder who would otherwise receive a fractional share pursuant to the First Certificate of Change or the Second Certificate of Change. No fractional shares were anticipated to become issuable pursuant to the Third Certificate of Change, the Fourth Certificate of Change, or the Fifth Certificate of Change. At the Public Adjustment Time, certain stockholders whose shares are converted at the Consolidated Reverse Stock Split ratio may receive one fewer whole share in lieu of fractional shares than such stockholders would have received in lieu of fractional shares from the separate rounding at different effective dates and times of post-split fractional shares provided for by the First Certificate of Change and Second Certificate of Change as compared to the adjustment to shares held by such stockholders at the time of the Public Adjustment Time. Following the Public Adjustment Time, any claim to an additional whole share issuable pursuant to the First Certificate of Change and the Second Certificate of Change of any stockholder will be addressed on a case-by-case basis upon receipt of a written notice of such claim submitted by the stockholder with supporting documentation to the Company at the following address: Attn: Secretary, Marizyme, Inc., 555 Heritage Drive, Suite 205, Jupiter, Florida, 33458.

Non-Certificated Shares; Certificated Shares. At the Public Adjustment Time, stockholders who hold their shares in electronic form at brokerage firms will not be required to take any action as the effect of the Consolidated Reverse Stock Split will automatically be reflected in their brokerage accounts.

At or after the Public Adjustment Time, any stockholder holding a physical stock certificate may, but is not required to, send the certificate to the address given below. The Company’s transfer agent will issue a new stock certificate reflecting the terms of the Consolidated Reverse Stock Split to each requesting stockholder. The stockholder will be required to pay a transfer fee to exchange the stockholder’s old certificate.

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The contact information for the Company’s transfer agent is as follows:

Securities Transfer Corporation
2901 N Dallas Parkway

Suite 380

Plano, Texas 75093

Telephone: (469) 633-0101

State Filings. Pursuant to NRS Section 78.209(1), the Company filed the First Certificate of Change with the Nevada Secretary of State to effectuate the First Reverse Stock Split, the Second Certificate of Change with the Nevada Secretary of State to effectuate the Second Reverse Stock Split, the Third Certificate of Change with the Nevada Secretary of State to effectuate the First Forward Stock Split, the Fourth Certificate of Change with the Nevada Secretary of State to effectuate the Second Forward Stock Split, and the Fifth Certificate of Change with the Nevada Secretary of State to effectuate the Consolidated Reverse Stock Split. Pursuant to NRS Section 78.209(2), no amendment to the Company’s Articles of Incorporation was required in connection with the First Reverse Stock Split, the Second Reverse Stock Split, the First Forward Stock Split, the Second Forward Stock Split, or the Consolidated Reverse Stock Split. Pursuant to NRS Section 78.209(5), the First Certificate of Change, the Second Certificate of Change, the Third Certificate of Change, the Fourth Certificate of Change, and the Fifth Certificate of Change had the effect of amending the articles of incorporation at the First Certificate of Change Effective Time, the Second Certificate of Change Effective Time, the Third Certificate of Change Effective Time, the Fourth Certificate of Change Effective Time, and the Fifth Certificate of Change Effective Time, respectively.

The Certificate of Amendment was filed with the Nevada Secretary of State to effectuate the Authorized Capital Increase in accordance with the requirements of NRS Section 78.390. The Certificate of Amendment amended the Company’s Articles of Incorporation at the Certificate of Amendment Effective Time.

Copies of the First Certificate of Change, the Certificate of Amendment, the Second Certificate of Change, the Third Certificate of Change, the Fourth Certificate of Change, and the Fifth Certificate of Change are attached or incorporated by reference hereto as Exhibits 3.1, 3.2, 3.3, 3.4, 3.5, and 3.6, respectively, and are incorporated by reference herein. The discussion in this report relating to the First Certificate of Change, the Certificate of Amendment, the Second Certificate of Change, the Third Certificate of Change, the Fourth Certificate of Change, and the Fifth Certificate of Change is qualified in its entirety by reference to the full text of the respective exhibit.

Capitalization. Immediately prior to the First Certificate of Change Effective Time, the Company’s Articles of Incorporation provided for 75,000,000 authorized shares of Common Stock and 40,828,188 shares of Common Stock issued and outstanding. At the First Certificate of Change Effective Time, the First Certificate of Change had the effect of amending the Company’s Articles of Incorporation to provide that the number of authorized shares of Common Stock was decreased to 18,750,000, and that the number of shares of Common Stock issued and outstanding was correspondingly decreased at a one (1) for four (4) ratio to approximately 10,202,212 (subject to adjustment due to the effect of rounding fractional shares into whole shares).

At the Certificate of Amendment Effective Time, the Articles of Incorporation of the Company were amended to provide for the increase of the number of authorized shares of Common Stock to 75,000,000.

Immediately prior to the Second Certificate of Change Effective Time, there were approximately 10,132,145 shares of Common Stock issued and outstanding after giving effect to the provisions of the Company’s Articles of Incorporation, as previously amended (subject to adjustment due to the effect of rounding fractional shares into whole shares). At the Second Certificate of Change Effective Time, the Second Certificate of Change had the effect of amending the Articles of Incorporation to provide that the number of authorized shares of Common Stock was decreased to 20,000,000, and that the number of shares of Common Stock issued and outstanding was correspondingly decreased to approximately 2,718,070 (subject to adjustment due to the effect of rounding fractional shares into whole shares).

Immediately prior to the Third Certificate of Change Effective Time, there were approximately 2,718,070 shares of Common Stock issued and outstanding after giving effect to the provisions of the Company’s Articles of Incorporation, as previously amended (subject to adjustment due to the effect of rounding fractional shares into whole shares). At the Third Certificate of Change Effective Time, the Third Certificate of Change had the effect of amending the Articles of Incorporation to provide that the number of authorized shares of Common Stock was increased to 75,000,000, and that the number of shares of Common Stock issued and outstanding was correspondingly increased to approximately 10,192,762.5 (subject to adjustment due to the effect of the previous rounding of fractional shares into whole shares and further adjustment as a result of the effectiveness of the Fourth Certificate of Change).

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At the Fourth Certificate of Change Effective Time, the Fourth Certificate of Change had the effect of amending the Articles of Incorporation to provide that the number of authorized shares of Common Stock was increased to 300,000,000, and that the number of shares of Common Stock issued and outstanding was correspondingly increased to approximately 40,771,050 (subject to adjustment due to the effect of the previous rounding of fractional shares into whole shares).

At the Fifth Certificate of Change Effective Time, the Fifth Certificate of Change had the effect of amending the Articles of Incorporation to provide that the number of authorized shares of Common Stock was decreased to 20,000,000, and that the number of shares of Common Stock issued and outstanding was correspondingly decreased to approximately 2,718,070 (subject to adjustment due to the effect of the previous rounding of fractional shares into whole shares).

The First Reverse Stock Split, the Second Reverse Stock Split, the Authorized Capital Increase, the First Forward Stock Split, the Second Forward Stock Split, and the Consolidated Reverse Stock Split did not result in any change to the stated par value of the Common Stock.

Prior to each of the First Certificate of Change Effective Time, the Certificate of Amendment Effective Time, the Second Certificate of Change Effective Time, the Third Certificate of Change Effective Time, the Fourth Certificate of Change Effective Time, and the Fifth Certificate of Change Effective Time, the Company had 25,000,000 authorized shares of preferred stock, par value $0.001 per share (the “Preferred Stock”), and no issued and outstanding shares of Preferred Stock. The Company’s authorized and issued and outstanding Preferred Stock was not affected by any of the First Certificate of Change, the Certificate of Amendment, the Second Certificate of Change, the Third Certificate of Change, the Fourth Certificate of Change, or the Fifth Certificate of Change. The Company therefore remains authorized to issue a total of 25,000,000 shares of Preferred Stock and no shares of Preferred Stock are issued and outstanding.

Each stockholder’s percentage ownership interest in the Company and proportional voting power remained virtually unchanged by the First Certificate of Change, the Second Certificate of Change, the Third Certificate of Change, the Fourth Certificate of Change, and the Fifth Certificate of Change, except for minor changes and adjustments that result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of Common Stock were likewise substantially unaffected by the First Certificate of Change, the Second Certificate of Change, the Third Certificate of Change, the Fourth Certificate of Change, and the Fifth Certificate of Change. Stockholder percentage ownership interests, rights and privileges were not affected by the Certificate of Amendment.

All options, warrants, and convertible securities of the Company outstanding immediately prior to the First Certificate of Change Effective Time were adjusted by dividing the number of shares of Common Stock into which the options, warrants and convertible securities were exercisable or convertible by four (4) and multiplying the exercise or conversion price thereof by four (4). All options, warrants, and convertible securities of the Company outstanding immediately prior to the Second Certificate of Change Effective Time were adjusted by dividing the number of shares of Common Stock into which the options, warrants and convertible securities were exercisable or convertible by three-and-three-quarters (3.75) and multiplying the exercise or conversion price thereof by three-and-three-quarters (3.75). All options, warrants, and convertible securities of the Company outstanding immediately prior to the Third Certificate of Change Effective Time were adjusted by multiplying the number of shares of Common Stock into which the options, warrants and convertible securities were exercisable or convertible by three-and-three-quarters (3.75) and dividing the exercise or conversion price thereof by three-and-three-quarters (3.75). All options, warrants, and convertible securities of the Company outstanding immediately prior to the Fourth Certificate of Change Effective Time were adjusted by multiplying the number of shares of Common Stock into which the options, warrants and convertible securities were exercisable or convertible by four (4) and dividing the exercise or conversion price thereof by four (4). All options, warrants, and convertible securities of the Company outstanding immediately prior to the Fifth Certificate of Change Effective Time were adjusted by dividing the number of shares of Common Stock into which the options, warrants and convertible securities were exercisable or convertible by fifteen (15) and multiplying the exercise or conversion price thereof by fifteen (15). All such adjustments were subject to further adjustment due to the effect of rounding fractional shares into whole shares in accordance with the provisions of the respective securities agreements or instruments.

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No Stockholder Approval Required and No Stockholder Dissent Rights as to the Stock Splits. Pursuant to NRS Section 78.207, no stockholder approval was required for the effectiveness of the First Reverse Stock Split, the Second Reverse Stock Split, the First Forward Stock Split, the Second Forward Stock Split, or the Consolidated Reverse Stock Split, and no stockholder rights of dissent from the First Reverse Stock Split, the Second Reverse Stock Split, the First Forward Stock Split, the Second Forward Stock Split, or the Consolidated Reverse Stock Split will be provided. NRS Section 78.207(1) provides that, unless its articles of incorporation provide otherwise, a corporation that desires to change the number of shares of a class or series, if any, of the corporation’s authorized stock by increasing or decreasing the number of authorized shares of the class or series and correspondingly increasing or decreasing the number of issued and outstanding shares of the same class or series held by each stockholder of record at the effective date and time of the change, may, subject to the exceptions provided in subsections (2) and (3) of NRS Section 78.207, do so by a resolution adopted by the board of directors, without obtaining the approval of the stockholders. The Company’s Articles of Incorporation contain no provisions providing otherwise, and as described above, the Board adopted resolutions authorizing each of the First Reverse Stock Split, the Second Reverse Stock Split, the First Forward Stock Split, the Second Forward Stock Split, and the Consolidated Reverse Stock Split. The exceptions to NRS Section 78.207(1) do not apply if the change in the number of authorized shares corresponding to a desired reverse stock split will not adversely alter or change any preference or any relative or other right of any class or series of stock other than the class or series of stock subject to the change, and will not include provisions pursuant to which only money will be paid or scrip will be issued to stockholders. Therefore, as described above, the First Reverse Stock Split, the Second Reverse Stock Split, the First Forward Stock Split, the Second Forward Stock Split, and the Consolidated Reverse Stock Split comply with these statutory requirements and the exceptions described above do not apply.

NRS Section 78.207(4) provides that stockholders may dissent from a corporate action authorized by this statutory section if the proposed corporation action would result in only money being paid or scrip being issued to certain stockholders. As described above, no cash or scrip will be paid in connection with the First Reverse Stock Split, the Second Reverse Stock Split, the First Forward Stock Split, the Second Forward Stock Split, and the Consolidated Reverse Stock Split.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact contained in this Current Report, including statements regarding the Company’s planned Nasdaq listing, are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause the Company’s actual results, performance or achievements to be materially different from any future results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In addition, projections, assumptions and estimates of the Company’s future performance and the future performance of the markets in which the Company operates are necessarily subject to a high degree of uncertainty and risk. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “would,” “could,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this Current Report are only predictions. The Company has based these forward-looking statements largely on its current expectations and projections about future events and financial trends that the Company believes may affect its financial condition, operating results, business strategy, short-term and long-term business operations and objectives. These forward-looking statements speak only as of the date of this Current Report and are subject to a number of risks, uncertainties and assumptions. The events and circumstances reflected in such forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, the Company operates in a very competitive and rapidly changing environment. New risks and uncertainties may emerge from time to time, and it is not possible for the Company to predict all risks and uncertainties. Except as required by applicable law, the Company does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
3.1	Certificate of Change Pursuant to Nevada Revised Statutes Section 78.209, as filed by Marizyme, Inc. with the Secretary of State of the State of Nevada on August 3, 2022 (incorporated by reference to Exhibit 3.1 to Form 8-K filed on August 3, 2022)
3.2	Certificate of Amendment Pursuant to NRS 78.380 & 78.390 to the Articles of Incorporation filed with the Nevada Secretary of State on December 30, 2022 (incorporated by reference to Exhibit 3.1 to Form 8-K filed on January 5, 2023)
3.3	Certificate of Change Pursuant to NRS 78.209, as filed by Marizyme, Inc. with the Secretary of State of the State of Nevada on January 5, 2023
3.4	Certificate of Change Pursuant to NRS 78.209, as filed by Marizyme, Inc. with the Secretary of State of the State of Nevada on January 13, 2023 , effective on January 17, 2023 at 4:45 PM Pacific time
3.5	Certificate of Change Pursuant to NRS 78.209, as filed by Marizyme, Inc. with the Secretary of State of the State of Nevada on January 13, 2023 , effective on January 17, 2023 at 5:00 PM Pacific time
3.6	Certificate of Change Pursuant to NRS 78.209, as filed by Marizyme, Inc. with the Secretary of State of the State of Nevada on January 13, 2023 , effective on January 17, 2023 at 5:15 PM Pacific time
4.1	Form of 10% Secured Convertible Promissory Note issued by Marizyme, Inc., dated December 2021 (incorporated by reference to Exhibit 10.3 to Form 8-K filed on December 27, 2021)
4.2	Form of Class C Common Stock Purchase Warrant issued by Marizyme, Inc., dated December 2021 (incorporated by reference to Exhibit 10.4 to Form 8-K filed on December 27, 2021)
4.3	Form of 10% Secured Convertible Promissory Note issued by Marizyme, Inc., dated March 24, 2022 (incorporated by reference to Exhibit 4.5 to Form 10-Q filed on May 16, 2022)
4.4	Form of Class C Common Stock Purchase Warrant issued by Marizyme, Inc., dated March 24, 2022 (incorporated by reference to Exhibit 4.6 to Form 10-Q filed on May 16, 2022)
4.5	Form of 10% Secured Convertible Promissory Note issued by Marizyme, Inc., dated May 11, 2022 (incorporated by reference to Exhibit 4.7 to Form 10-Q filed on May 16, 2022)
4.6	Form of Class C Common Stock Purchase Warrant issued by Marizyme, Inc., dated May 11, 2022 (incorporated by reference to Exhibit 4.8 to Form 10-Q filed on May 16, 2022)
4.7	Form of 10% Secured Convertible Promissory Note issued by Marizyme, Inc., dated August 12, 2022 (incorporated by reference to Exhibit 4.1 to Form 8-K filed on August 18, 2022)
4.8	Form of Class C Common Stock Purchase Warrant issued by Marizyme, Inc., dated August 12, 2022 (incorporated by reference to Exhibit 4.2 to Form 8-K filed on August 18, 2022)
4.9	Form of Placement Agent Warrant (incorporated by reference to Exhibit 10.75 to Form 10-Q filed on August 23, 2021)
10.1	Form of Unit Purchase Agreement between Marizyme, Inc. and the investors signatory thereto (incorporated by reference to Exhibit 10.1 to Form 8-K filed on December 27, 2021)
10.2	Form of Registration Rights Agreement between Marizyme, Inc. and the investors signatory thereto (incorporated by reference to Exhibit 10.2 to Form 8-K filed on December 27, 2021)
10.3	Form of Guarantors Security Agreement, dated as of May 20, 2021, between Marizyme Sciences, Inc., Somaceutica, Inc., and Somahlution, Inc., and the secured parties signatory thereto (incorporated by reference to Exhibit 10.26 to Form S-1 filed on February 14, 2022)
10.4	Form of Guaranty, dated as of May 19, 2021, of Marizyme Sciences, Inc., Somaceutica, Inc., and Somahlution, Inc. (incorporated by reference to Exhibit 10.27 to Form S-1 filed on February 14, 2022)
10.5	Form of Security Agreement, dated as of May 25, 2021, between Marizyme, Inc. and the secured parties signatory thereto (incorporated by reference to Exhibit 10.28 to Form S-1 filed on February 14, 2022)
10.6	Form of Trademark Security Agreement, dated as of May 19, 2021, between Marizyme, Inc. and the secured parties signatory thereto (incorporated by reference to Exhibit 10.29 to Form S-1 filed on February 14, 2022)
10.7	Form of Patent Security Agreement, dated as of May 19, 2021, between Marizyme, Inc. and the secured parties signatory thereto (incorporated by reference to Exhibit 10.30 to Form S-1 filed on February 14, 2022)
10.8	Form of Exchange Agreement between Marizyme, Inc. and the person executing the signature page thereto (incorporated by reference to Exhibit 10.5 to Form 8-K filed on December 27, 2021)
10.9	Placement Agency Agreement between Marizyme, Inc. and Univest Securities, LLC, dated December 10, 2021 (incorporated by reference to Exhibit 10.6 to Form 8-K filed on December 27, 2021)
10.10	Waiver, dated July 22, 2022, between Marizyme, Inc. and Viner Total Investments Fund (incorporated by reference to Exhibit 10.55 to Form S-1/A filed on November 2, 2022)
10.11	Waiver, dated July 22, 2022, between Marizyme, Inc. and Waichun Logistics Technology Limited (incorporated by reference to Exhibit 10.56 to Form S-1/A filed on November 2, 2022)
10.12	Waiver and Consent between Marizyme, Inc. and Viner Total Investments Fund, dated January 9, 2023
10.13	Letter Agreement between Marizyme, Inc. and Univest Securities, LLC, dated January 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 17, 2023	MARIZYME, INC.

	By:	/s/ David Barthel
David Barthel
Chief Executive Officer

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